UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 1, 2014
Date of Report (Date of earliest event reported)

TOMI ENVIRONMENTAL SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-09908	59-1947988
(Commission File Number)	(IRS Employer Identification No.)

9454 Wilshire Boulevard, Penthouse, Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(800) 525-1698
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Officers; Appointment of Officers and Director.

(b) On September 25, 2014, the Board of Directors accepted the resignations of Mark Futrovsky and Sam Bergman, the Company’s President and Principal Operating Officer, respectively.

(c) On September 25, 2014, the Board of Directors appointed Joseph Plascencia as a director of the Company to fill a vacancy on the board. Mr. Plascencia has been Chief Executive Officer of JP Tech Insurance Services Inc. since 2002. He is expected to join the Compensation Committee.

(c) On September 25, 2014 the Company appointed Nick Jennings as its Principal Financial Officer. Mr. Jennings, for more than the past five years, has been a Certified Public Accountant practicing in Southern California. His term as Principal Financial Officer will commence on October 1, 2014.

(c) On September 25, 2014, the Company appointed Norris Gearhart as Principal Operating Officer, replacing Sam Bergman, effective immediately. Mr. Gearhart had been serving as the Company’s Vice President of Technical Operations since January 2014. Prior to that time, and for more than the past five years, he served in a similar capacity for Rolyn Companies in Rockville, MD.

Item 9.01	Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.
Exhibit #	Description

99.1	See attached press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TOMI ENVIRONMENTAL SOLUTIONS, INC.

Date:	October 1, 2014	By:	/s/ Halden Shane
			Name:	Halden Shane
			Title:	Principal Executive Officer

EXHIBIT INDEX

Exhibit #	Description

99.1	See attached press release.